Exhibit 10.4

HAZARDOUS MATERIALS INDEMNITY AGREEMENT
(Not Secured by Deed of Trust)

This HAZARDOUS MATERIALS INDEMNITY AGREEMENT is made as of July ___, 2012, by Altair Nanotechnologies Inc., a Delaware corporation, (the “Indemnitor”) to Suncrest Homes 30, LLC, a California limited liability company, as to 350,000/1,000,000 undivided interest, whose address is 300 H Street, Suite D, Antioch, CA 94509, Pacific BVL Corp., a California corporation, as to an undivided 300,000/1,000,000 interest, whose address is 1576 16th Avenue, San Francisco, CA 94122 and Rubicon Mortgage Fund, LLC, a California limited liability company as to an undivided 350,000/1,000,000 interest, whose address is 3575 Mt. Diablo Blvd., Suite 215, Lafayette, CA 94549  (“Lender”).

RECITALS

A.           Subject to the satisfaction of certain conditions precedent, Lender is prepared to extend a financial accommodation to Indemnitor or to a third party in whose success Indemnitor is interested to be evidenced by a promissory note or other agreement of even date herewith (the “Note”).

B.           One of the conditions precedent is that Indemnitors, as trustors, execute and deliver that certain deed of trust of even date herewith in favor of Lenders as beneficiary, as security for that financial accommodation (the “Deed of Trust”). The Deed of Trust will encumber the real property described therein (the “Property”) (204 Edison Way, Reno, Nevada 89502).

C.           A related condition precedent is that Indemnitor execute and deliver this Indemnity Agreement to provide Lender with certain protection against potential costs, losses, liabilities and other risks Lender may suffer, or to which Lender may be exposed, based on the present and future environmental condition of the Property.

AGREEMENT

To induce Lender to extend the aforementioned financial accommodation and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Indemnitor hereby agrees:

1.           Definitions.  As used in this Indemnity, the following definitions shall apply.

1.1.           “Environmental Laws” shall mean any and all present and future federal, state and local laws, ordinances, regulations, permits, guidance documents, policies, and any other requirements of Governmental Authorities relating to health, safety, the environment or to any Hazardous Substances or Hazardous Substances Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Resource Conservation Recovery Act (“RCRA”), the Hazardous Materials Transportation Act, the Refuse Act, the Toxic Substances Control Act, the Clean Water Act, the Endangered Species Act, the Clean Air Act, the Occupational Health and Safety Act and the applicable provisions of Chapter 459 of Nevada Revised Statutes and Nevada Revised Statutes Chapter 445, and the rules, regulations, and guidance documents promulgated or published thereunder.

1.2.           “Hazardous Substances” shall mean (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “acutely hazardous waste,” “radioactive waste”, “infectious waste”, “biohazardous waste”, “toxic substance”, “pollutant”, “toxic pollutant,” or “contaminant,” as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity,” or “TCLP toxicity”; (ii) petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (iii) “hazardous material” as defined in Nevada Revised Statutes 459.7024; (iv) “pollutant” and “pollution” as defined in Nevada Revised Statutes 445A.400 and 445A.405, respectively; (v) asbestos in any form; (vi) urea formaldehyde foam insulation; (vii) polychlorinated biphenyls (PCBs); (viii) radon; (ix) pesticides and other poisons; (x) lead, mercury, and other heavy metals; (xi) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment; and (xii) any substance the presence of which requires remediation or investigation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law.

1.3.           “Release” shall mean any spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including confirming migration, of Hazardous Substances into, onto or through the soil, surface, water or groundwater of the Property, whether or not caused by, contributed to, permitted by, acquiesced to or known to Indemnitor.

1.4.           “User” means any person other than Indemnitor who occupies, uses or comes onto or has occupied, used or comes onto the Property or any part thereof and any agent or contractor of such a person.

1.5.           The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

2.           Representations and Warranties.  Indemnitor represents and warrants to Lender as of the date of this Indemnity and to the best of Indemnitor’s knowledge, based on due inquiry and investigation, (a) except as previously disclosed in writing by Indemnitor to Lender, (i) no Hazardous Substances in excess of permitted levels or reportable quantities under applicable Environmental Laws are present in, on or under the Property or any nearby real property which could migrate to the Property, (ii) no Release or threatened Release exists or has occurred, (iii) neither Indemnitor nor any User has ever used the Property or any part thereof for the production, manufacture, generation, treatment, handling, storage, transportation or disposal of Hazardous Substances, (iv) no underground storage tanks of any kind are or ever have been located in the Property, and (v) no investigation, claim demand, action or proceeding of any kind relating to any Release or threatened Release or any past or present authority or other person has occurred or is pending, (b) all operations and activities at, and the use and occupancy of, the Property comply with all applicable Environmental Laws, (c) Indemnitor and every User has obtained, and is in strict compliance with, every permit, license and approval required by all applicable: Environmental Laws for all activities and operations of, and the use and occupancy of, the Property, and (d) any written disclosure submitted by or behalf of Indemnitor to Lenders concerning any Release or threatened Release, past or present compliance by Indemnitor, User or any other person regarding the past and present use, occupancy of the Property, or any environmental concerns relating to the Property was true and complete when submitted.

3.           Covenants.

3.1.           Except in the ordinary course of business and in strict compliance with all applicable Environmental Laws, Indemnitor promises that neither Indemnitor nor any User shall use, produce, manufacture, generate, treat, handle, store transport or dispose of any Hazardous Substances in, on or under the Property, or use the Property for any such purposes.

3.2.           Indemnitor shall not cause, contribute to, permit or acquiesce to any Release or threatened Release.

3.3.           Indemnitor shall comply fully, and shall cause every User to comply fully, with all Environmental Laws applicable to the Property, and all other laws, ordinances and regulations applicable to the use or occupancy thereof, or any operations or activities therein or thereon.

3.4.           To facilitate performance of Indemnitor’s obligations under Section 3.1, 3.2, and 3.3 of this Indemnity, Indemnitor shall regularly inspect the Property, monitor the activities and operations of every User thereon and confirm that every User has obtained and fully complied with, all permits, licenses or approvals required by all applicable Environmental Laws.

3.5.           Immediately after Indemnitor obtains any information indicating any Release or threatened Release, or that Hazardous Substances in, on or under any nearby property could migrate to the Property or a violation of any Environmental Laws may have occurred or could occur regarding the Property, Indemnitor shall give notice thereof to Lender with a reasonably detailed description of the event, occurrence or condition in question.  Indemnitor shall immediately furnish to Lender copies of all written communications received by Indemnitor from any governmental authority or other person or given by Indemnitor to any person concerning the subject matter and any other documents or information Lender may reasonably request.

3.6.           If Lender obtains any information that Lender believes in good faith indicates a reasonable possibility of a Release or threatened Release, or that Hazardous Substances in, on or under any nearby real property could migrate to the Property or any violation of any Environmental Laws may have occurred or could occur regarding the Property, then Indemnitor shall, at the expense of Indemnitor, promptly after a request by Lender, engage a qualified environmental engineer to investigate such matters and prepare and submit to Lender a written report containing the findings and conclusions resulting from such investigation.  The environmental engineer who will prepare the report, the scope of the investigation to be undertaken (which may include building material, soil and groundwater sampling) and the methodology to be used shall be subject to the prior approval of Lender.

3.7.           Lender (and its representatives) shall have the right at all reasonable times and after reasonable prior notice, except in an emergency, to inspect the Property and every part thereof (including the taking of building materials, soil and groundwater samples) and to review all books, records and files of Indemnitor relating to the existence, nature and location of any Hazardous Substance on, in or under the Property, any Release or threatened Release and compliance by Indemnitor and every User with any Environmental Laws relating to the Property.  Indemnitor shall give Lender (and its representatives) access to the Property. All inspections and reviews undertaken by Lender are solely for the benefit and protection of Lender and Indemnitor agrees that Lender shall have no duty to Indemnitor with respect to Hazardous Substances or Environmental Laws as a result of any such inspections or reviews.

4.           Remediation Work.  If any Release or threatened Release exists or occurs before the Deed of Trust is reconveyed or foreclosed upon, Indemnitor shall immediately give notice of the condition to Lender, and Indemnitor shall promptly cause all Hazardous Substances to be cleaned up and removed from, the Property, and the Property to be restored, in compliance with all applicable Environmental Laws and other laws, ordinances, rules and regulations (the “Remediation Work”).  If requested by Lender, Indemnitor shall submit to Lender, for Lender’s prior approval, complete plans and specifications for all Remediation Work to be done before any Remediation Work is performed, except in an emergency.  Indemnitor shall cause all Remediation Work to be performed in a good and workmanlike manner by a qualified licensed contractor approved in writing by Lender, under the supervision of a qualified environmental engineer approved in writing by Lender, in accordance with the plans and specifications for the Remediation Work approved in writing by Lender, and in compliance with all applicable Environmental Laws and other applicable laws, ordinances, rules and regulations.  Indemnitor shall cause all required permits, licenses and approvals for the Remediation Work to be obtained and the Remediation Work to be prosecuted diligently and be completed in a timely manner. Indemnitor shall, on demand, pay to Lender all direct costs and reimburse Lender for all expenses incurred by Lender in connection with any review, approval or inspection by Lender relating to any Remediation Work, together with interest thereon after such demand at the highest rate any indebtedness secured by the Deed of Trust bears.  Under no circumstances shall Lender be liable to Indemnitor for any damage, loss, cost or expenses incurred by Indemnitor on account of any plans and specifications for the Remediation Work, the performance of any Remediation Work or any delay in completion of any Remediation Work.  Lender shall have the right, but not any obligation, to participate in any action or proceeding relating to any Release or threatened Release or any past or present violation of any Environmental Laws relating to the Property or the necessity for or adequacy of any Remediation Work.

5.           Indemnification:

5.1.           Indemnitor shall indemnity and defend Lender (and its directors, officers, employees, agents and representatives) against, and hold Lender (and its directors, officers, employees, agents and representatives) harmless from all claims, demands, liabilities, losses, damages, costs and expenses in any way incurred by or asserted against Lender (or its directors, officers, employees, agents or representatives) arising from, relating to or connected with the existence, location, nature, use, generation, manufacture, storage, transportation, handling or disposal of any Hazardous Substance in, on or under the Property, any Release or threatened Release or any past, present or future violation of any Environmental Laws relating to the Property, or any breach of any representation or warranty made by Indemnitor to this Indemnity, or any failure to perform any obligation of Indemnitor in accordance with this Indemnity, as further provided in Section 6.  The foregoing indemnification shall include all expenses of investigation and monitoring, costs of containment, structures, removal, repair, cleanup, renovation and remedial work, penalties and fines, attorneys’ fees and disbursements, and other response costs.

5.2.           If Indemnitor fails to perform any obligation of Indemnitor in accordance with this Indemnity, Lender may seek to enforce any or all such obligations as further provided in Section 6 and also shall have the right, but not any obligation, to perform any such obligation on behalf of Indemnitor, at Indemnitor’s sole expense.  Indemnitor shall, on demand, pay to Lender all sums expended by Lender for the enforcement or the performance of any such obligation of Indemnitor, together with interest thereon after such demand at the highest rate any indebtedness secured by the Deed of Trust bears.

5.3.           If any default occurs under the Deed of Trust, Lender shall have the right, but not any obligation, at the sole expense of Indemnitor, at any time before the completion of a judicial or nonjudicial foreclosure sale under the Deed of Trust, to have a comprehensive environmental assessment of the Property, including building materials, soil and groundwater sampling, and in scope satisfactory to Lender, prepared by an engineer selected by Lender in order to ascertain whether any Hazardous Substances are present in, on or under the Property or in, on or under any nearby property which could migrate to the Property, the existence, nature and location of any Release or threatened Release or the violation of any Environmental Laws relating to the Property.  Indemnitor shall, on demand, pay to Lender all sums expended by Lender in connection with any such comprehensive environmental assessment, together with interest thereon after such demand at the highest rate any indebtedness secured by the Deed of Trust bears.

6.           Separate Obligations.

6.1.           The purpose of this Indemnity is to protect Lender against liability, loss, damage, cost or expense with respect to Hazardous Substances and Environmental Laws relating to the Property as provided in this Indemnity, and not as security for payment of the indebtedness evidenced by the Note or performance of the obligations under the Deed of Trust.  The obligations of Indemnitor under this Indemnity are separate from, independent of and in addition to the indebtedness and obligations under the Note and the Deed of Trust.  The liability of Indemnitor under this Indemnity shall not be linked to or measured by the amount of the Note and Deed of Trust.  Indemnitor shall be fully and personally liable for all obligations of Indemnity under this Indemnity and a separate action may be brought and prosecuted against Indemnitor on this Indemnity.

6.2.           The liability of Indemnitor under this Indemnity shall not be subject to any limitation set forth in the Note and the Deed of Trust, or either of them, on personal liability for the payment of the indebtedness evidenced by the Note, or the remedies of Lender for enforcement of the obligations under the Note or the Deed of Trust, or the recourse of Lender for satisfaction of such obligations.  Indemnitor acknowledges that no action for the enforcement of, or recovery of damages under, this Indemnity shall constitute either an action or a failure to foreclose first against the Deed of Trust.  This Indemnity and the obligations of Indemnitor hereunder shall survive, and remain in full force and effect after, a full reconveyance or any foreclosure sale under the Deed of Trust (whether by judicial action, exercise of the power of sale, deed in lieu of foreclosure, or otherwise) with respect to any Release or threatened Release or any past, present or future violation of any Environmental Laws at the Property which occurred, or the event of which occurred, before such reconveyance or foreclosure sale, and the Lender shall have the right to enforce this Indemnity after any such reconveyance or foreclosure sale.

6.3.           Indemnitor waives the right to assert any statute of limitations as a bar to the enforcement of this Indemnity or to any action brought to enforce this Indemnity.  This Indemnity shall not affect, impair or waive any rights or remedies of Lender or any obligations of Indemnitor with respect to Hazardous Substances created or imposed by Environmental Laws (including Lender’s right of reimbursement or contribution under the Environmental Laws).  The remedies in this Indemnity are cumulative and in addition to all remedies provided.

7.           Environmental Impairment of Real Collateral of Secured Lender.   Where not inconsistent with this Agreement, Lender shall have all the rights and remedies set forth in the Nevada Environmental Impairment of Real Collateral of Secured Lender Act, NRS 40.501 et seq.

8.           Attorneys’ Fees.  If there is any legal action or proceeding between Indemnitor and Lender arising from or based on this Indemnity, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by each prevailing party in such action or proceeding and in any appeal in connection therewith.  If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses, attorneys’ fees and disbursements shall be included in and as a part of such judgment.

9.           Partial Invalidity and Waiver.  If any provisions of this Indemnity is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Indemnity, and this Indemnity shall remain in full force and effect without such invalid, illegal or unenforceable provision.  Failure to demand strict performance by Indemnitor or to exercise or enforce any right or remedy of Lender under this Indemnity shall not constitute a waiver of any provision of this Indemnity by Lender nor shall it constitute an act or omission by which Lender knowingly promised a Release or threatened Release or violation of any applicable Environmental Laws by Indemnitor or User.  No waiver of any provision of this Indemnity or any breach of this Indemnity shall be effective unless such waiver is in writing and signed by Lender and any such waiver shall not be deemed a waiver of any other provision of this Indemnity or any other or subsequent breach of this Indemnity.

10.           General.  Indemnitor agrees to pay all costs and expenses, including reasonable attorneys’ fees and disbursements, which are incurred by Lender in the enforcement of this Indemnity.  Time is of the essence of this Indemnity.  Lender shall have the right, but not the obligation, to communicate with any governmental authority regarding any fact or reasonable belief of Lender that constitutes or could constitute a breach of any of Indemnitor’s obligations under this Indemnity.  This Indemnity may not be amended or modified in any respect except by a written agreement signed by Indemnitor and Lender.  As used in this Indemnity, the singular shall include the plural and vice versa.  If there is more than one Indemnitor, all obligations and liabilities of Indemnitor under this Indemnity shall be the joint and several obligations and liabilities of each Indemnitor.  This Indemnity shall bind and inure to the benefit of Indemnitor and Lender and their respective transferees, personal representatives, heirs, successors and assigns.  This Indemnity shall be governed by and construed in accordance with the laws of the State of Nevada.

11.           To the fullest extent allowed by Nevada law,  Indemnitors hereby waive any right otherwise extended to them under any anti-deficiency legislation and/or one action rules, including (without limitation) any right extended under NRS 40.430.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Indemnity as of the date first hereinabove written.

ALTAIR NANOTECHNOLOGIES INC., a Delaware
limited liability company

BY:/s/ Alexander Lee
ITS: Alexander Lee, Interim Chief Executive Officer

ALTAIR NANOTECHNOLOGIES INC.,
a Delaware limited liability company

BY: /s/ Stephen B. Huang
ITS: Stephen B. Huang, Chief Financial Officer

ALTAIRNANO, INC., a Nevada corporation

BY: /s/ Alexander Lee
 ITS: Alexander Lee, Interim Chief Executive Officer

ALTAIRNANO, INC., a Nevada corporation

BY: /s/ Stephen B. Huang
 ITS: Stephen B. Huang, Chief Financial Officer

SUNCREST HOMES 30, LLC, a California limited
liability company

BY:

ITS: Manager/CFO/Secretary

PACIFIC BVL CORP., a California corporation BY: ITS: President RUBICON MORTGAGE FUND, LLC, a California limited liability company BY: ITS: Managing Member/Principal